Exhibit 10.29

***Text Omitted and Filed Separately

with the Securities and Exchange Commission

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

Fourth Amendment to License Agreement

AMENDMENT dated as of February 9th, 2012, to the License Agreement (“Agreement”) with an Effective Date of January 7th, 2004 between PRINCETON UNIVERSITY, a not-for- profit corporation duly organized and existing under the laws of the State of New Jersey and having a principal place of business at 4 New South Building, Princeton, New Jersey 08544-0036, United States of America, (“PRINCETON”) and BIONANO GENOMICS, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as “BioNano Genomics”).

WITNESSETH

WHEREAS, the Parties have entered into the Agreement and would like to amend the Agreement;

WHEREAS, the Parties now seek to amend the terms of the Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties agree to as follows:

1.	Section 5.4(g) shall be shall be deleted in its entirety and replaced with the following language:

BioNano Genomics shall achieve total sales of […***…] of at least […***…] during the […***…].

BIONANO GENOMICS, INC.		PRINCETON UNIVERSITY

Signature:	/s/ R. Erik Holmlin	Signature:	/s/ John F. Ritter

Name:	R. Erik Holmlin	Name:	John F. Ritter, Director

Title:	CEO	Title:	Office of Technology Licensing and Intellectual Property

Date:	Feb 10, 2012	Date:	2/9/12

***Confidential Treatment Requested

1.